UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2013
THOMAS PROPERTIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35894	20-0852352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 613-1900
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2013, Thomas Properties Group, Inc., a Delaware corporation (the “Company”), through its operating partnership, Thomas Properties Group, L.P., a Maryland limited partnership (“TPG”), completed the acquisition of San Felipe Plaza and CityWestPlace, both in Houston, Texas. TPG previously held a 25% interest in each of the properties through its interest in TPG/CalSTRS, LLC (“TPG/CalSTRS”), a joint venture between TPG and the California State Teachers' Retirement System, a public entity (“CalSTRS”).
The acquisition was effected pursuant to the Redemption and Liquidation Option Agreement, dated as of July 16, 2013 (the “Option Agreement”), by and among TPG, CalSTRS and TPG/CalSTRS. Under the Option Agreement, on September 30, 2013, (a) TPG made a capital contribution to TPG/CalSTRS of approximately $163.8 million, subject to normal closing adjustments (the "Contribution Amount"), (b) TPG/CalSTRS made a distribution to CalSTRS of all of the interests in the entities that owned City National Plaza in Los Angeles, California, plus cash equal to the Contribution Amount, and (c) TPG/CalSTRS made a distribution to TPG of all of the interests in the entities that own San Felipe Plaza and CityWestPlace. Three properties in Virginia (Fair Oaks Plaza and Reflections I and II), which had been owned by TPG/CalSTRS and are subject to special servicer oversight as a result of mortgage loan defaults, were sold on September 27, 2013, and therefore were not distributed to TPG under the Option Agreement.
The Company's press release, dated October 1, 2013, announcing the acquisition of San Felipe Plaza and CityWestPlace, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with Rule 3-14 and Article 11 of Regulation S-X, this report includes the financial statement and pro forma financial information for the completed acquisition of these two office properties and adjacent land.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2013, TPG borrowed $80 million (the “Parkway Loan”) from an affiliate of Parkway Properties LP pursuant to a Loan Agreement, dated as of September 4, 2013 (the “Loan Agreement”), between TPG and Parkway Properties LP. The Parkway Loan bears interest at a rate of 6% per annum for the first six months, 8% per annum for the following six months, and 12% per annum thereafter, with interest payable monthly in arrears. The Loan Agreement contains affirmative and negative covenants, including covenants that restrict TPG's ability to create liens on its properties, incur additional indebtedness, and engage in mergers, consolidations or sales of all or substantially all of its assets, in each case, subject to specified exceptions. The Parkway Loan will mature on January 15, 2015. TPG may prepay the Parkway Loan at any time without penalty. TPG used the proceeds from the Parkway Loan, together with available cash, to fund the Contribution Amount under the Option Agreement.
The Loan Agreement was entered into by TPG and Parkway LP in connection with the Agreement and Plan of Merger, dated as of September 4, 2013 (the “Merger Agreement”), by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP (collectively, "Parkway"), the Company, and TPG. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the description thereof included in the Company's Current Report on Form 8-K, dated September 4, 2013 (filed on September 5, 2013), and the full text of the Loan Agreement, which is included as Exhibit 10.1 to such Current Report.
After the liquidation of the TPG/CalSTRS joint venture, San Felipe Plaza and CityWestPlace will be reflected as consolidated properties in the financial statements of the Company, including the related mortgage indebtedness. At June 30, 2013, CityWestPlace I & II had mortgage debt of approximately $118.4 million, which bears interest at 6.16% and matures July 6, 2016; CityWestPlace III & IV had mortgage debt of approximately $94.1 million, which bears interest at 5.03% and matures March 5, 2020; and San Felipe Plaza had mortgage debt of approximately $110.0 million, which bears interest at 4.78% and matures December 1, 2018. In connection with the acquisition, the Company will guarantee the mortgage debt on CityWestPlace III & IV.

i

In connection with the transaction, the Company received a lender consent for the mortgage on San Felipe Plaza. No lender consent was required for the closing from the holder of the mortgage loan on CityWestPlace I & II. TPG's acquisition of CityWestPlace III & IV is a violation of the transfer provisions of the mortgage loan for that property, which would give the lender the right to accelerate the debt and pursue certain remedies against the property, including foreclosure. However, TPG's subsidiary has entered into a Forbearance Agreement, dated as of September 30, 2013 (the "Forbearance Agreement"), with the lender, The Northwestern Mutual Life Insurance Company ("NML"), under which NML has agreed not to exercise its remedies under the loan. This forbearance was conditioned on (x) payment of a $0.5 million fee, based on 0.5% of the outstanding balance; and (y) TPG's execution of a guarantee of all obligations under the mortgage loan, which is included as Exhibit 10.78 to this Current Report. The Forbearance Agreement also provides that the default arising from the transfer will be deemed cured and the guarantee will be released if each of the following conditions are met on or before March 1, 2014: (i) there are no other defaults under the loan; (ii) conditions for a one-time transfer of the property set forth in the mortgage loan documents are satisfied; (iii) NML has consented to the Company's merger with Parkway and the merger closes on or before March 1, 2014; and (iv) TPG pays NML an additional fee equal to 0.5% of the outstanding balance of the loan. The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is included as Exhibit 10.77 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Company hereby files the following financial statements:
(a)	Financial Statements of Properties Acquired:
Report of Independent Auditors
Combined Statements of Revenues and Certain Expenses for the six months ended June 30, 2013 (unaudited) and each of the three years in the period ended December 31, 2012, 2011 and 2010.
Notes to Combined Statements of Revenues and Certain Expenses
(b)	Unaudited Pro Forma Financial Information:
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Thomas Properties Group, Inc. as of June 30, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations of Thomas Properties Group, Inc. for the six months ended June 30, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations of Thomas Properties Group, Inc. for the year ended December 31, 2012
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Thomas Properties Group, Inc.
(c)	Not applicable
(d)	Exhibits

The following exhibits are filed with this report:
Exhibit No.	Description

10.77	Forbearance Agreement
10.78	Repayment Guarantee by Thomas Properties Group, LP for TPG-2101 CITYWEST III & IV, L.P Promissory Note
23.1	Consent of Ernst & Young LLP
99.1	Press Release of Thomas Properties Group, Inc., dated October 1, 2013

ii

Report of Independent Auditors

To the Board of Directors of Thomas Properties Group, Inc.:

We have audited the accompanying combined statements of revenues and certain expenses (as defined in Note 1) of the Houston Portfolio (the “Houston Portfolio”) for the three years in the period ended December 31, 2012. These statements of revenues and certain expenses are the responsibility of the Houston Portfolio's management. Our responsibility is to express an opinion on the combined statements of revenues and certain expenses based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of revenues and certain expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements of revenues and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the combined statements of revenues and certain expenses. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements of revenues and certain expenses of the Houston Portfolio were prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in a Form 8-K of Thomas Properties Group, Inc. and are not intended to be a complete presentation of the revenues and expenses of the Houston Portfolio.

In our opinion, the combined statements of revenues and certain expenses referred to above present fairly, in all material respects, the revenues and certain expenses of the Houston Portfolio for each of the three years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, California
October 3, 2013

Houston Portfolio
Combined Statements of Revenues and Certain Expenses
(In thousands)

	For the six
	months ended	For the year ended December 31,
	June 30, 2013	2012	2011	2010
	(unaudited)
Revenues:
Rental	$22,909	$46,212	$46,108	$47,208
Tenant reimbursements	11,537	22,702	20,968	18,555
Other	3,608	7,330	6,540	5,363
Total revenues	38,054	76,244	73,616	71,126

Certain expenses:
Rental property operating and maintenance	15,106	30,357	28,910	27,760
Real estate taxes	5,744	11,498	10,266	9,679
Interest expense	8,676	17,530	17,622	15,455
Total certain expenses	29,526	59,385	56,798	52,894
Revenues in excess of certain expenses	$8,528	$16,859	$16,818	$18,232

See accompanying notes to combined statements of revenues and certain expenses.

Houston Portfolio
Notes to Combined Statements of Revenues and Certain Expenses
For the six months ended June 30, 2013 (unaudited) and
the years ended December 31, 2012, 2011 and 2010

1.	Basis of Presentation
The accompanying combined statements of revenues and certain expenses relate to the combined operations for the two office properties and 9.9 acres of undeveloped land, located in Houston, Texas and collectively referred to as the "Houston Portfolio":

•San Felipe Plaza (High-rise office; Houston, Texas)
•CityWestPlace (Suburban office and undeveloped land; Houston, Texas)

On September 30, 2013, Thomas Properties Group, L.P. ("TPG"), whose sole general partner is Thomas Properties Group, Inc. (NYSE: TPGI), made an equity contribution of approximately $163.8 million (the “Contribution Amount”) to TPG/CalSTRS, LLC ("TPG/CalSTRS") pursuant to a Redemption and Liquidation Option Agreement, dated July 16, 2013 (the "Option Agreement"). In the liquidation, TPG/CalSTRS distributed to CalSTRS the Contribution Amount and the interests in the entities that owned City National Plaza, subject to existing mortgage debt, and distributed to TPG the interests in the entities that own CityWestPlace, the adjacent land parcels and San Felipe Plaza, subject to existing mortgage debt totaling approximately $322.5 million.

The accompanying combined statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Houston Portfolio for the six months ended June 30, 2013 and for the years ended December 31, 2012, 2011 and 2010, due to the exclusion of depreciation and amortization expense and interest income, among other items, and therefore may not be comparable to the future operations of the Houston Portfolio.

2.	Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition
All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases.

(b) Use of Estimates
Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to prepare the combined statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(c) Unaudited Interim Information
The combined statement of revenues and certain expenses for the six months ended June 30, 2013 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Houston Portfolio
Notes to Combined Statements of Revenues and Certain Expenses
For the six months ended June 30, 2013 (unaudited) and
the years ended December 31, 2012, 2011 and 2010 - (Continued)

3.	Minimum Future Lease Rentals

The Houston Portfolio is subject to various lease agreements with tenants. As of December 31, 2012, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter, on a cash basis, are as follows (in thousands):

Year ending December 31:
2013	$44,633
2014	42,928
2015	30,955
2016	31,100
2017	27,043
Thereafter	108,594
$285,253

4.	Interest Expense

Interest expense is reflected in the combined statements of revenues and certain expenses related to TPG's assumption of three existing first mortgage loans totaling approximately $322.5 million. At June 30, 2013, CityWestPlace I & II had mortgage debt of approximately $118.4 million, which bears interest at 6.16% and matures July 6, 2016; CityWestPlace III & IV had mortgage debt of approximately $94.1 million, which bears interest at 5.03% and matures March 5, 2020; and San Felipe Plaza had mortgage debt of approximately $110.0 million, which bears interest at 4.78% and matures December 1, 2018. In connection with the acquisition and as part of the agreement with the lender to obtain a forbearance agreement, the Company will guarantee the mortgage debt on CityWestPlace III & IV.

5.	Related Party Transactions

The accompanying combined statements of revenues and certain expenses include expenses related to management and leasing services provided by TPG and insurance costs allocated from TPG's master insurance programs. These costs are further described below.

Pursuant to management and leasing agreements, TPG performs property management and leasing services for the Houston Portfolio. TPG is entitled to property management fees of 3.5% for San Felipe Plaza and 3.0% for CityWestPlace of gross property revenues, paid on a monthly basis. In addition, TPG is reimbursed for compensation paid to certain of its employees and direct out-of-pocket expenses. These fees and reimbursements are included in operating expenses.

For new leases entered into by the Houston Portfolio, TPG is entitled to leasing commissions generally calculated at 4% of base rent during years 1 through 10 of a lease and 3% of base rent thereafter where TPG acts as the procuring broker, and 2% of base rent during years 1 through 10 of a lease and 1.5% of base rent thereafter where TPG acts as the co-operating broker. For lease renewals, where TPG is the procuring broker and there is no co-operating broker, TPG is entitled to leasing commissions, calculated at 4% of base rent. For lease renewals, where there is both a procuring and co-operating broker, if TPG is the procuring broker, it is entitled to receive 3% of base rents and if it is the co-operating broker, it is entitled to receive 1.5% of base rents. Commissions are generally paid 50% at signing and 50% upon occupancy. The leasing commissions will be split on the customary basis between TPG and tenant representative when applicable.

Property insurance premiums are allocated to the Houston Portfolio based on estimated insurable values. Liability insurance premiums are allocated to the Houston Portfolio based on relative square footage. The allocated premiums are included in operating expenses.

Houston Portfolio
Notes to Combined Statements of Revenues and Certain Expenses
For the six months ended June 30, 2013 (unaudited) and
the years ended December 31, 2012, 2011 and 2010 - (Continued)

The fees and reimbursements paid to TPG for the six months ended June 30, 2013 and the years ended December 31, 2012, 2011 and 2010 are as follows (in thousands):

	For the six
	months ended	For the year ended December 31,
	June 30, 2013	2012	2011	2010
	(unaudited)
Houston Portfolio:
Asset management fees	$567	$1,225	$1,188	$1,108
Property management fees	1,122	2,294	2,250	2,205
Payroll - on-site property management personnel	452	887	743	860
Leasing commissions	254	1,480	1,308	250
Development management fees	27	262	114	129
Total fees and reimbursements	$2,422	$6,148	$5,603	$4,552

6.	Commitments and Contingencies

In connection with the ownership, operation and management of the real estate properties, the Houston Portfolio may be potentially liable for claims in the ordinary course of business and costs and damages related to environmental matters. As of September 30, 2013, these Houston Portfolio properties have not been named as a defendant in liability claims nor have they been notified by any governmental authority of any noncompliance, liability or other claim in connection with any of the properties, and TPG is not aware of any other environmental condition with respect to any of the properties that management believes will have a material adverse effect on the Houston Portfolio properties assets or results of operations. We maintain general liability insurance and all risk property insurance consistent with industry practice that in the opinion of management are sufficient to mitigate a significant risk of loss.

7.	Subsequent Events

Management has evaluated subsequent events related to the Houston Portfolio for recognition of disclosure through October 3, 2013, which is the date the combined statements of revenues and certain expenses were available to be issued and determined that there are no items to disclose.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements of Thomas Properties Group, Inc. (the “Company”) as of June 30, 2013 and for the six months ended June 30, 2013 and the year ended December 31, 2012 are presented as if the acquisition of an additional 75% interest in San Felipe Plaza and CityWestPlace, both in Houston, Texas (the "Houston Portfolio"), occurred on June 30, 2013 for the pro forma condensed consolidated balance sheet, and on the first day of the period presented for the pro forma condensed consolidated statements of operations and is accounted for using the acquisition method of accounting. The Company previously held a 25% interest in each of the properties through its interest in TPG/CalSTRS, LLC (“TPG/CalSTRS”), a joint venture between the Company and the California State Teachers' Retirement System, a public entity (“CalSTRS”) and accounted for its investment under the equity method of accounting.

The following unaudited pro forma condensed consolidated financial statements are based on the Company's historical consolidated financial statements, and have been adjusted to give effect to the liquidation of the TPG/CalSTRS joint venture. The pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, that were filed as part of the Company's annual report on Form 10-K for the year ended December 31, 2012 and our quarterly report on Form 10-Q for the quarter ended June 30, 2013.

The pro forma condensed consolidated financial statements do not purport to represent our financial position or the results of operations that would actually have occurred assuming the purchase of the Houston Portfolio had occurred on June 30, 2013, or on January 1, 2012; nor do they purport to project our financial position or results of operations as of any future date or for any future period.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2013
(In thousands)

	Company Historical (A)	Pro Forma Adjustments (B)		Company Pro Forma

ASSETS
Investments in real estate:
Land and improvements	$32,552	$56,689		$89,241
Land and improvements—development properties	6,331	9,100		15,431
Buildings and improvements	320,171	461,333		781,504
Tenant improvements	45,857	33,983		79,840
Total investments in real estate	404,911	561,105		966,016
Less accumulated depreciation	(130,736)			(130,736)
Investments in real estate, net	274,175	561,105		835,280

Condominium units held for sale	32,095			32,095
Investments in unconsolidated real estate entities	68,429			68,429
Cash and cash equivalents, unrestricted	127,879	(92,278)		35,601
Restricted cash	3,935	3,078		7,013
Marketable securities	9,879			9,879
Rents and other receivables, net	1,401	583		1,984
Receivables from unconsolidated real estate entities	2,216	(1,402)		814
Deferred rents	20,343	19,504		39,847
Deferred leasing and loan costs, net	12,556	46,936		59,492
Other assets, net	13,667	1,198		14,865
Total assets	$566,575	$538,724		$1,105,299

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$261,738	$413,941		$675,679
Accounts payable and other liabilities, net	25,299	12,971		38,270
Losses and distributions in excess of investments in unconsolidated real estate entities	11,366	(9,786)		1,580
Prepaid rent and deferred revenue	13,605	2,039		15,644
Total liabilities	312,008	419,165		731,173
Commitments and Contingencies	—			—
Equity:
Stockholders’ equity:
Preferred stock	—			—
Common stock	470			470
Limited voting stock	116			116
Additional paid-in capital	261,833	2,120		263,953
Retained deficit and dividends	(100,140)	93,240	C	(6,900)
Total stockholders’ equity	162,279	95,360		257,639
Noncontrolling interests:
Unitholders in the Operating Partnership	37,781	24,199		61,980
Partners in consolidated real estate entities	54,507			54,507
Total noncontrolling interests	92,288	24,199		116,487
Total equity	254,567	119,559		374,126
Total liabilities and equity	$566,575	$538,724		$1,105,299
See accompanying notes to pro forma condensed consolidated financial information.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2013
(In thousands, except share and per share data)

	Company Historical (D)	Acquisition of the Houston Portfolio (E)	Other Pro Forma Adjustments		Company Pro Forma

Revenues:
Rental	$15,299	$22,909			38,208
Tenant reimbursements	10,969	11,537			22,506
Parking and other	2,208	3,608			5,816
Investment advisory, management, leasing and development services	1,528				1,528
Investment advisory, management, leasing and development services — unconsolidated real estate entities	6,282		(4,418)	F	1,864
Reimbursement of property personnel costs	2,033		(929)		1,104
Condominium sales	7,793				7,793
Total revenues	46,112	38,054	(5,347)		78,819
Expenses:
Property operating and maintenance	13,123	15,106	(1,132)	G	27,097
Real estate and other taxes	3,937	5,744	(196)		9,485
Investment advisory, management, leasing and development services	4,208				4,208
Reimbursable property personnel costs	2,033		(929)		1,104
Cost of condominium sales	6,411				6,411
Interest	7,244	8,676	1,697	H	17,617
Depreciation and amortization	8,112		13,756	I	21,868
General and administrative	12,480				12,480
Impairment loss	753				753
Total expenses	58,301	29,526	13,196		101,023
Interest income	114				114
Equity in net income (loss) of unconsolidated real estate entities	(6,321)		(28)	J	(6,349)
Gain (loss) on sale of real estate	(559)				(559)
Income (loss) before income taxes and noncontrolling interests	(18,955)	8,528	(18,571)		(28,998)
Benefit (provision) for income taxes	(40)		(196)	K	(236)
Net income (loss)	(18,995)	8,528	(18,767)		(29,234)
Noncontrolling interests’ share of net (income) loss:
Unitholders in the Operating Partnership	3,711		2,088	L	5,799
Partners in consolidated real estate entities	764				764
	4,475		2,088		6,563
TPGI share of net income (loss)	$(14,520)	$8,528	$(16,679)		$(22,671)
Income (loss) per share-basic and diluted	$(0.31)				$(0.49)
Weighted average common shares outstanding— basic and diluted	46,419,772				46,419,772
See accompanying notes to pro forma condensed consolidated financial information.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2012
(In thousands, except share and per share data)

	Company Historical	Acquisition of the Houston Portfolio	Other Pro Forma Adjustments		Company Pro Forma
	(D)	(E)
Revenues:
Rental	$30,969	$46,212			$77,181
Tenant reimbursements	20,941	22,702			43,643
Parking and other	3,012	7,330			10,342
Investment advisory, management, leasing and development services	4,583				4,583
Investment advisory, management, leasing and development services — unconsolidated real estate entities	15,688		(9,641)	F	6,047
Reimbursement of property personnel costs	5,183		(1,821)		3,362
Condominium sales	10,240				10,240
Total revenues	90,616	76,244	(11,462)		155,398
Expenses:
Property operating and maintenance	24,324	30,357	(2,274)	G	52,407
Real estate and other taxes	7,536	11,498	(383)		18,651
Investment advisory, management, leasing, and development services	12,461				12,461
Reimbursable property personnel costs	5,183		(1,821)		3,362
Cost of condominium sales	8,129				8,129
Interest	16,847	17,530	3,769	H	38,146
Depreciation and amortization	15,701		27,512	I	43,213
General and administrative	17,749				17,749
Impairment loss	12,745				12,745
Total expenses	120,675	59,385	26,803		206,863
Interest income	74				74
Equity in net income (loss) of unconsolidated real estate entities	(3,672)		(3,478)	J	(7,150)
Income (loss) before income taxes and noncontrolling interests	(33,657)	16,859	(41,743)		(58,541)
Benefit (provision) for income taxes	385		(383)	K	2
Net income (loss)	(33,272)	16,859	(42,126)		(58,539)
Noncontrolling interests’ share of net (income) loss:
Unitholders in the Operating Partnership	7,681		5,803	L	13,484
Partners in consolidated real estate entities	195				195
	7,876		5,803		13,679
TPGI share of net income (loss)	$(25,396)	$16,859	$(36,323)		$(44,860)
Income (loss) per share-basic and diluted	$(0.61)				$(1.08)
Weighted average common shares outstanding—basic and diluted	41,631,796				41,631,796
See accompanying notes to pro forma condensed consolidated financial information.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts in thousands)

1. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

Thomas Properties Group, Inc., a Delaware corporation (the “Company”), through its operating partnership, Thomas Properties
Group, L.P., a Maryland limited partnership (“TPG”), was the managing member of, and owned an interest in, TPG/CalSTRS,
LLC, a Delaware limited liability company (“TPG/CalSTRS”), which was a joint venture with the California State Teachers'
Retirement System, a public entity (“CalSTRS”). Immediately prior to the liquidation discussed below, TPG/CalSTRS owned the following office properties: City National Plaza in Los Angeles, California; San Felipe Plaza in Houston, Texas; and CityWestPlace, in Houston, Texas.
On September 30, 2013, TPG/CalSTRS was liquidated. Concurrent with the liquidation, TPG made a capital contribution to TPG/CalSTRS of approximately $163.8 million. CalSTRS received a distribution of all of the interests in the entities that owned City National Plaza, subject to existing mortgage debt of $350.0 million, and a distribution of $163.8 million. TPG received a distribution of all of the equity interests in the entities that own San Felipe Plaza and CityWestPlace, 2.5 million-square-foot portfolio of office properties, subject to existing mortgage debt of $322.5 million, and 9.9 acres of undeveloped land located in Houston, Texas, collectively referred as the "Houston Portfolio". TPG's effective ownership interest in the Houston Portfolio is increased from 25% to 100%.

The pro forma condensed consolidated balance sheet is presented as if the acquisition of the Houston Portfolio, which closed on September 30, 2013, occurred on June 30, 2013. The adjustments to the pro forma condensed consolidated balance sheet as of June 30, 2013 are as follows:

A. Company Historical

Derived from the Company's historical consolidated balance sheet as of June 30, 2013.

B. Acquisition of the Houston Portfolio and Distribution of City National Plaza

Represents the effect of the acquisition of the Houston Portfolio on September 30, 2013. The fair value of the properties was $606.8 million, of which TPG previously owned a 25% interest. TPG made a capital contribution to TPG/CalSTRS of approximately $163.8 million and acquired the remaining 75% interest in the Houston Portfolio subject to assumed mortgage loans with an estimated fair value totaling $333.9 million in conjunction with its distribution of all the equity interests in San Felipe Plaza and CityWestPlace. Additionally, City National Plaza was distributed to CalSTRS on September 30, 2013, upon the liquidation of TPG/CalSTRS.

On September 27, 2013, TPG borrowed $80.0 million (the “Parkway Loan”) from an affiliate of Parkway Properties LP pursuant to a Loan Agreement between TPG and Parkway Properties LP. The Loan Agreement was entered into by TPG and Parkway LP in connection with the Agreement and Plan of Merger, dated as of September 4, 2013, by and among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, the Company, and TPG. The Parkway Loan bears interest at a rate of 6% per annum for the first six months, 8% per annum for the following six months, and 12% per annum thereafter, with interest payable monthly in arrears and matures on January 15, 2015.

Assets acquired:
Investments in real estate, net	$561,105
Deferred leasing costs, net	45,736

Liabilities acquired:
Mortgage loans at fair market value	333,941
272,900
Less:
TPG's 25% share of Houston Portfolio net fair value	68,225
TPG's share of City National Plaza distribution	40,838
Cash contribution due to TPG/CalSTRS	163,837

Less Parkway Loan	80,000
Plus estimated prorations and closing costs	8,441
Cash used to acquire the Houston Portfolio	$92,278

C. Gain on Sale of Real Estate

Reflects a total of $118.6 million gain realized on our 25% interest in the Houston Properties and our 7.9% interest in City National Plaza upon the liquidation of TPG/CalSTRS.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2013 and for the year ended December 31, 2012

The pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 are presented as if the acquisition of the Houston Portfolio, which closed on September 30, 2013, occurred on January 1, 2012, the first day of the earliest period presented. The adjustments to the pro forma condensed consolidated statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 are as follows:

D. Company Historical

Derived from the Company's historical consolidated statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012.

E. Acquisition of the Houston Portfolio

Derived from the historical results of operations as reflected in the Combined Statements of Revenues and Certain Expenses of the Houston Portfolio for the six months ended June 30, 2013 and the year ended December 31, 2012.

F. Investment Advisory Fee Revenue

Reflects the pro forma adjustment for the elimination in consolidation of the management fees, advisor fees, lease commissions and developer fees from 25% to 100% for the Houston Properties and from 7.9% to 100% for City National Plaza (in thousands):

	Six months ended June 30, 2013	Year ended December 31, 2012
City National Plaza	$2,941	$5,695
San Felipe Plaza	680	1,788
CityWestPlace	797	2,158
	$4,418	$9,641

G. Property Operating and Maintenance
Reflects the pro forma adjustment for the elimination in consolidation of the management fee and advisor fee expense for San Felipe and CityWestPlace.

H. Interest
Reflects the pro forma interest expense associated with the $80.0 million Parkway loan, which bears interest at a rate of 6% per annum for the first six months, 8% per annum for the following six months, and 12% per annum thereafter, with interest payable monthly in arrears and matures on January 15, 2015.

I. Depreciation and Amortization
Reflects the pro forma depreciation and amortization expense for the Houston Properties, which is based on an allocation of the acquisition cost of the Houston Properties to buildings and improvements, tenant improvements and lease intangibles. Depreciation and amortization expense is computed in accordance with the Company’s policies and is recorded on a straight-line basis over the estimated useful lives of the assets. The amounts allocated to building and improvements are depreciated over an estimated useful life of 40 years, and tenant improvements and lease intangibles are depreciated over the useful life or the related lease term.

The following table reflects the pro forma depreciation and amortization expense for the Houston Properties (in thousands):

	Six months ended June 30, 2013	Year ended December 31, 2012
Building and improvements	$5,778	$11,555
Tenant Improvements	3,398	6,797
Lease Intangibles	4,580	9,160
	$13,756	$27,512

J. Equity in net income (loss) of unconsolidated real estate entities
Reflects the elimination of the historical income from unconsolidated joint ventures representing TPG's 25% share of the historical net income of the Houston Properties and 7.9% of the historical net income of City National Plaza for the six months ended June 30, 2013 and the year ended December 31, 2012

K. Benefit (provision) for income taxes
The pro forma income tax benefit (provision) for the six months ended June 30, 2013 and for the year ended December 31, 2012 reflects an adjustment to include the Texas margin tax attributable to the Houston Properties.

L. Noncontrolling interests
Noncontrolling interests in the Operating Partnership relate to the Operating Partnership interests that are not owned by us. The following table shows the effect on net loss attributable to noncontrolling interests for the six months ended June 30, 2013 and the year ended December 31, 2012 had the acquisition of the Houston Portfolio and the distribution of City National Plaza to CalSTRS occurred on January 1, 2012:

	Pro forma non-controlling interest adjustments or the six months ended June 30, 2013	Pro forma non-controlling interest adjustments for the twelve months ended December 31, 2012
Additional income (loss) from acquisition of Houston Portfolio	$(10,239)	$(25,267)

Noncontrolling interests' share of net income (loss):
Unitholders in the Operating Partnership	2,088	5,803
Partners in consolidated real estate entities	—	—
Net income (loss) attributable to noncontrolling interest	2,088	5,803
Net income (loss) effect from acquisition of Houston Portfolio	$(8,151)	$(19,464)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 3, 2013                THOMAS PROPERTIES GROUP, INC.

By:     /s/ Diana M. Laing
Name:     Diana M. Laing
Title:    Chief Financial Officer